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                         SUBSIDIARIES OF THE REGISTRANT


   The subsidiaries of the Company at October 3, 1998 were:



      Name of Subsidiary                                    State or Other Jurisdiction                       Percentage
                                                            in which Organized                                of Ownership

           AI/FOCS, Inc.                                                   State of Delaware                  100%
           Aero-Motive Company                                             State of Michigan                  100%
           Aero-Motive (U.K.) Limited                                         United Kingdom                  100%
               Woodhead France S.A.R.L.                                               France                  100%
                     Elitec S.A.                                                      France                  100%
           Central Rubber Company                                          State of Illinois                  100%
           Daniel Woodhead Company                                         State of Delaware                  100%
           H. F. Vogel GmbH Electrotechnische Fabrik                                 Germany                  100%
           mPm S.r.l.                                                                  Italy                  100%
              mPm Elettronica S.r.l                                                    Italy                  100%
              mPm Handels GmbH                                                       Germany                  100%
              E.L. Sind S.r.l.                                                         Italy                   70%
           Woodhead Asia Pte. Ltd.                                                 Singapore                  100%
           Woodhead Canada Limited                                   Province of Nova Scotia                  100%
           Woodhead de Mexico S.A. de C.V.                                            Mexico                  100%
           Woodhead Finance Company                                  Province of Nova Scotia                  100%
           Woodhead Industries (The Netherlands) B.V.                        The Netherlands                  100%
              Akapp Electro Industrie B.V.                                   The Netherlands                  100%
           Woodhead Japan Corporation                                                  Japan                  100%
           W.I.S. Corp.                                                  U.S. Virgin Islands                  100%.

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